Exhibit 99.1

News for Immediate Release

Contact: Kenneth Klipper
Chief Financial Officer
The First Marblehead Corporation
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead Announces Second Quarter Financial Results

Results from Operations Improve 38% as Compared to Prior Year; Net Operating Cash Usage Reduced 40%; Company to Sell Approximately $54 million of Private Education Loans with an Expected Gain on Sale

BOSTON, MA, February 10, 2014 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2014 as well as the six month period ended December 31, 2013.

For the second quarter of fiscal 2014, the Company recorded a net loss of $7.6 million, or $0.68 per share1, compared to a net loss of $12.3 million, or $1.17 per share, for the second quarter of fiscal 2013, a 38% improvement.  Revenues for the second quarter of fiscal 2014 increased $1.0 million, or 9%, to $12.2 million.  In addition, non-interest expenses fell $3.5 million, or 15%, to $19.9 million from $23.4 million in the second quarter of fiscal 2013.  Net operating cash usage*, a non-GAAP financial measure, declined $5.5 million, or 40%, to $8.2 million for the quarter ended December 31, 2013 compared to the same quarter a year ago.

For the quarter ended December 31, 2013, total facilitated private education loan volumes were $93.7 million, an increase of 40% from the same period a year ago, including $14.3 million of Monogram®-based loans and $79.4 million of loans facilitated by Cology LLC.  Loan disbursements for the quarter ended December 31, 2013 totaled $104.6 million, including $17.7 million of Monogram-based loans and $86.9 million of loans disbursed by Cology LLC.

On January 23, 2014, the Company announced that it, along with its subsidiary, Union Federal Savings Bank, had entered into a loan purchase and sale agreement to sell approximately $54.0 million of private education loans outstanding as of December 31, 2013 to RBS Citizens, N.A., a subsidiary of RBS Citizens Financial Group, Inc. (“RBSCFG”).

“The results for the quarter and first half of our fiscal year continued to show steady improvement when compared to the same periods a year ago.  Net operating cash usage improvements of 40% reflect our growth in revenues and efficient management of our expenses,” said Daniel Meyers, Chairman and Chief Executive Officer.”We believe the sale of private education loans to RBSCFG is a significant opportunity for us to continue to originate private education loans and expand our competitive position in the marketplace,” added Mr. Meyers.

For the six month period ended December 31, 2013, the Company recorded a net loss of $19.2 million, or $1.71 per share, compared to a net loss of $26.2 million, or $2.53 per share, for the same period a year ago, a 27% improvement.  Revenues for the six month period ended December 31, 2013 increased $2.2 million, or 9%, to $26.1 million.  Increases in revenues for the six month period ended December 31, 2013 included a $2.0 million increase in fee income from Cology LLC, which completed its acquisition of a substantial portion of the operating assets of Cology, Inc. and its affiliates in October 2012, an increase of $1.2 million in Monogram-based fee revenues and an increase of $788 thousand in revenues from Tuition Management Systems LLC. These increases were partially offset by a $2.0 million decline in revenues from special servicing activities that were transferred to a third party in November 2012.  These results, coupled with a $4.6 million reduction in non-interest expenses, contributed to a $9.9 million decline, or 40%, in net operating cash usage, a non-GAAP financial measure, for the six month period ended December 31, 2013.

For the six month period ended December 31, 2013, total facilitated private education loan volumes were $526.9 million, including $90.4 million of Monogram-based loans and $436.5 million of loans facilitated by Cology LLC.  Loan disbursements for the six month period ended December 31, 2013 totaled $341.6 million, including $60.2 million of Monogram-based loans and $281.4 million of loans disbursed by Cology LLC.

As a result of the signing of the loan purchase and sale agreement with RBSCFG, the Company reclassified approximately $54.0 million of private education loans from held-to-maturity to held-for-sale on its financial statements as of December 31, 2013.  We expect the sale of the private education loans, at a premium to par value, to have two closings, which are expected to occur during the third and fourth fiscal quarters of 2014, respectively.

Company Liquidity

As of December 31, 2013, the Company had $101.0 million in cash, cash equivalents and short-term investments compared to $117.9 million at September 30, 2013.  The decrease of $16.9 million was primarily the result of $8.2 million to fund operations, $1.8 million in additional deposits for participation interest accounts and a net decrease in deposits at Union Federal of $6.2 million.

1  All per share amounts presented reflect the impact of the Company’s 1:10 reverse stock split that was effected on  December 2, 2013.

 * See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Monday, February 10, 2014 at 8:00 a.m. Eastern standard time to discuss its operating results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 2915273.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10040022.  The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services as well as life-of-loan servicing for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, our expectations as to future financial success and performance following the sale by Union Federal of the private education loans and the closings of the loan sale transactions in a timely manner, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of February 10, 2014. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated and disbursed loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; First Marblehead’s and RBSCFG’s ability to consummate the loan sale transactions; satisfaction of conditions to the completion of the loan sale transactions, including required regulatory approvals; other business effects, including the effects of industry, economic or political conditions outside of First Marblehead’s or RBSCFG’s control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received or any proposed additional taxable income as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; our success in realizing the anticipated benefits of our acquisition of a substantial portion of the operating assets of Cology, Inc. and its affiliates, including additional fee-based revenues; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2013. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; interest rate trends; any challenge to the tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; and the resolution of our appeal in the cases pertaining to our Massachusetts state income tax returns. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended December 31, 2013 and 2012
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2013	2012	2013	2012
Revenues:
Net interest income:
Interest income	$1,770	$1,367	$3,419	$2,560
Interest expense	(373)	(341)	(760)	(614)
Net interest income	1,397	1,026	2,659	1,946
(Provision) credit for loan losses	152	46	(22)	120
Net interest income after (provision) credit for loan losses	1,549	1,072	2,637	2,066
Non-interest revenues:
Tuition payment processing fees	7,638	7,374	15,586	14,798
Administrative and other fees	2,593	2,386	6,989	5,801
Fair value changes to service revenue receivables	437	381	882	1,219
Total non-interest revenues	10,668	10,141	23,457	21,818
Total revenues	12,217	11,213	26,094	23,884
Non-interest expenses:
Compensation and benefits	8,450	10,396	18,891	19,209
General and administrative	11,434	13,006	26,113	30,401
Total non-interest expenses	19,884	23,402	45,004	49,610
Loss from operations	(7,667)	(12,189)	(18,910)	(25,726)
Other income	281	281	281	281
Loss from operations, before income taxes	(7,386)	(11,908)	(18,629)	(25,445)
Income tax expense	262	375	573	770
Net loss	$(7,648)	$(12,283)	$(19,202)	$(26,215)
Net loss per basic and diluted common share	$(0.68)	$(1.17)	$(1.71)	$(2.53)
Basic and diluted weighted-average common shares outstanding	11,283	10,490	11,248	10,348

 The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2013 and June 30, 2013
(unaudited)
(dollars and shares in thousands, except per share amounts)

	December 31, 2013	June 30, 2013
Assets
Cash and cash equivalents	$49,827	$81,910
Short-term investments, at cost	51,169	55,179
Restricted cash	176,595	87,338
Investments available-for-sale, at fair value	76,266	84,782
Education loans held-for-sale, at lower of cost or fair value	53,906	—
Education loans held-to-maturity, net of allowance of $1,460 and $1,659	19,250	62,996
Mortgage loans held-to-maturity, net of allowance of $488 and $440	14,961	12,629
Deposits for participation interest accounts, at fair value	20,552	13,147
Service revenue receivables, at fair value	13,620	14,817
Goodwill	20,066	20,066
Intangible assets, net	22,962	24,193
Property and equipment, net	6,154	6,176
Other assets	11,157	9,060
Total assets	$536,485	$472,293
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$159,267	$163,977
Restricted funds due to clients	176,410	86,994
Accounts payable, accrued expenses and other liabilities	11,534	14,884
Income taxes payable	26,284	25,922
Net deferred income tax liability	1,390	1,189
Total liabilities	374,885	292,966
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,238 and 12,051 shares issued; 11,283 and 11,154 shares outstanding	122	120
Additional paid-in capital	460,818	457,927
Accumulated deficit	(110,026)	(90,824)
Treasury stock, 955 and 897 shares held, at cost	(187,827)	(187,154)
Accumulated other comprehensive loss	(1,487)	(742)
Total stockholders’ equity	161,600	179,327
Total liabilities and stockholders’ equity	$536,485	$472,293

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three and Six Months Ended December 31, 2013 and 2012
(unaudited)
(dollars in thousands)

The following tables present our private education loan volume data with respect to our Monogram-based loan programs for the three and six months ended December 31, 2013 and 2012, as well as the private education loans processed by Cology LLC for the period since the October 19, 2012 date of acquisition through December 31, 2013:

	Three months ended December 31,
	2013					2012
	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC (since acquisition)	Total
	(dollars in thousands)
Facilitated Loans	$10,585	$3,708	$14,293	$79,434	$93,727	$13,203	$4,009	$17,212	$49,734	$66,946
Disbursed Loans	13,928	3,771	17,699	86,938	104,637	16,129	6,022	22,151	58,300	80,451

	Six months ended December 31,
	2013					2012
	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC (since acquisition)	Total
	(dollars in thousands)
Facilitated Loans	$72,479	$17,930	$90,409	$436,544	$526,953	$76,292	$25,387	$101,679	$49,734	$151,413
Disbursed Loans	47,660	12,492	60,152	281,418	341,570	49,206	18,947	68,153	58,300	126,453

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” which was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its non-interest expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from operations, for the three and six months ended December 31, 2013 and 2012 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three and Six Months Ended December 31, 2013 and 2012
(unaudited)
(dollars in thousands)

	Three months ended December 31,		Six months ended December 31,
	2013	2012	2013	2012

Loss from operations	$(7,386)	$(11,908)	$(18,629)	$(25,445)
Adjustments to loss from operations:
Fair value changes to service revenue receivables	(437)	(381)	(882)	(1,219)
Distributions from service revenue receivables	730	444	2,079	1,556
Depreciation and amortization	1,329	988	2,637	1,994
Stock-based compensation	905	1,081	2,893	2,149
Change in TMS deferred revenue	(2,037)	(2,368)	(531)	(910)
Additions to property and equipment	(713)	(1,327)	(1,384)	(2,187)
Other	(609)	(200)	(828)	(447)
Non-GAAP net operating cash usage	$(8,218)	$(13,671)	$(14,645)	$(24,509)